                                                              Exhibit 10.28.3

                                                             REDACTED VERSION


                          [SERACARE LETTERHEAD]

     *** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.***


November 6, 2000

Sr. Ramon Riera
Managing Director
Grifols International, S.A.
Torre Maffre-Planta 26
C/de la marina
Barcelona, Spain 08005

Dear Ramon:

Sorry for the delay. I am committed to supplying Grifols with *** liters of plasma in calendar year 2001 and I continue to believe that the current plasma price for delivery in 2001 is US *** per liter (non-pcr tested); however, I would like to propose the following:

     Base Price per liter = US ***
     30 day inventory hold
     payment 30 days from date of shipment

Pricing adjustment: using a base Euro/Dollar exchange rate of .855, for every 5% improvement in the Euro against the dollar exchange rate the price would increase by US $.50 adjusted quarterly.

If you have any questions, I will be in the office the rest of the week.

Best regards,


/s/ Barry
----------------------
Barry D. Plost
Chief Executive Officer


BDP:ds

Cc: Dr. Javier Jorba


          1935 Century Park East, Suite 1970, Los Angeles, CA 90067


-------------------------------
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.